Exhibit 99.2
VAALCO Energy, Inc. Declares Fourth Quarter 2024 Dividend

HOUSTON, Nov. 11, 2024 (GLOBE NEWSWIRE) -- VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“Vaalco” or the “Company”) today declared its quarterly cash dividend of $0.0625 per share of common stock for the fourth quarter of 2024 ($0.25 annualized), which is payable on December 20, 2024, to stockholders of record at the close of business on November 22, 2024. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Board of Directors.

George Maxwell, Vaalco’s Chief Executive Officer, commented, “We are pleased to announce our fourth quarter 2024 dividend which is underpinned by our ongoing operational and financial success that has allowed us to continue returning cash to our shareholders through 12 consecutive dividends since early 2022. We paid $0.13 per share in 2022, $0.25 per share in 2023 and with this declaration, we are delivering another $0.25 per share in 2024. The successful execution of our strategy has allowed us to pay a sustainable, meaningful dividend to our shareholders while we grow Vaalco with both organic development activities and inorganic growth.”
About Vaalco
Vaalco, founded in 1985 and incorporated under the laws of Delaware, is a Houston, Texas, USA based, independent energy company with a diverse portfolio of production, development and exploration assets across Gabon, Egypt, Cote d’Ivoire, Equatorial Guinea, Nigeria and Canada.
For Further Information

Vaalco Energy, Inc. (General and Investor Enquiries)	+ 00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Barry Archer	VAALCO@buchanan.uk.com

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and may also include “forwardlooking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan” and “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements relating to expectations of future dividends to stockholders.

Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to the risks described under the caption “Risk Factors” in Vaalco’s 2023 Annual Report on Form 10-K filed with the SEC on March 15, 2024 and subsequent Quarterly Reports on Form 10-Q.

Dividends beyond the fourth quarter of 2024 have not yet been approved or declared by the Board of Directors. The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on Vaalco’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, crude oil and natural gas prices, and other factors deemed relevant by the Board of Directors. The Board of Directors reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on Vaalco’s common stock, the Board of Directors may revise or terminate the payment level at any time without prior notice.
Inside Information
This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of VAALCO is Matthew Powers, Corporate Secretary of VAALCO.
This press release was published by a CLEAR® Verified individual.
Source: VAALCO Energy, Inc.